                                                                    EXHIBIT 99.2


                        MERISTAR HOTELS & RESORTS, INC.

                             INSTRUCTIONS AS TO USE
                                       OF
                            SUBSCRIPTION CERTIFICATE
                                      AND
                     INTERNATIONAL HOLDER SUBSCRIPTION FORM

                                ----------------
             CONSULT THE SUBSCRIPTION AGENT OR YOUR BANK OR BROKER
                              AS TO ANY QUESTIONS

     The following instructions relate to the rights offering (the "Rights Offering") by MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Company"), with respect to subscription rights (the "Rights") to subscribe for and purchase shares of the Company's common stock, par value $0.01 per share (the "Common Stock") described in the Company's Prospectus dated [------------- ], 1998 (the "Prospectus"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus. The Company is distributing to holders of record of (a) the common stock, par value $0.01 per share (the "REIT Common Stock"), of MeriStar Hospitality Corporation, a Maryland corporation operating as a real estate investment trust (the "REIT"), and (b) the units of limited partnership (the "REIT OP Units") of MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "REIT Operating Partnership"), other than REIT OP Units held by the REIT or any of its subsidiaries, as of the effective time of the Merger (the "Record Date"), non-transferable Rights to subscribe for and purchase shares of Common Stock at a subscription price (the "Subscription Price") equal to 95% of the average of the daily high and low prices of the Common Stock on the New York Stock Exchange ("NYSE") or any other principal trading market on which the Common Stock is then traded (the "Principal Market"), for the period (the "Measurement Period") of five consecutive trading days (a "Trading Day") on the Principal Market immediately following the third Trading Day after the date the Common Stock opens for trading on the Principal Market. See "The Rights Offering" in the Prospectus.

     The Rights will be exercisable at any time following 5:00 p.m., New York City time, on the last day of the Measurement Period until 5:00 p.m., New York City time, on the sixteenth calendar day immediately following the last day of the Measurement Period, or such later date as the Company may determine (the "Expiration Date"), unless the Rights Offering is earlier canceled.

     Each holder of record of REIT Common Stock and/or REIT OP Units on the Record Date (a "Rightholder") will receive one-sixth of a Right for each share of REIT Common Stock and/or each REIT OP Unit so held. Each whole Right will entitle the Rightholder (but not a subsequent transferee of the REIT Common Stock and/or REIT

OP Units held by such Rightholder on the Record Date) to purchase one share of Common Stock at the Subscription Price (the "Subscription Privilege"). The Company will publicly announce the Subscription Price promptly following determination thereof. Although fractional Rights will be issued to Rightholders, the Company reserves the right, in its sole discretion, to pay cash in lieu of fractional shares of Common Stock that would otherwise be issued or issuable in respect of fractional Rights exercised by Rightholders, based on a value per whole share of Common Stock equal to the closing price of the Common Stock on the Principal Market on the Expiration Date. Any such cash payment will be made to the applicable Rightholder at the same time that shares of Common Stock are issued in respect of whole Rights exercised by Rightholders. Fractional Rights can only be exercised concurrently with the exercise of whole Rights. An election to exercise Rights, once made, may not be revoked. All amounts received by the Subscription Agent pursuant to the exercise of Rights will be held in a non-interest-bearing escrow account until the completion of the Rights Offering. The Rights will, with certain exceptions referred to below, be evidenced by non-transferable subscription certificates. See "The Rights Offering--Subscription Privilege" in the Prospectus.

     If your address is located within the United States and you do not have an APO or FPO address, you will be provided with a Subscription Certificate dated as of the Record Date, with the number of rights to which you are entitled printed on the face thereof. You should indicate your wishes with regard to the exercise of your Rights by completing the appropriate form or forms on the back of your Subscription Certificate and returning it to the Subscription Agent in the envelope provided.

     If your address is located outside of the United States or you have an APO or FPO address, you will not be provided with a Subscription Certificate, but will receive an International Holder Subscription Form (unless you are located in the United Kingdom). You should indicate your wishes with regard to the exercise of your Rights by completing the International Holder Subscription Form and returning it to the Subscription Agent by mail or by telecopy at the address or telecopier number provided below. Rightholders located in the United Kingdom who are interested in participating in the Rights Offering should contact [----- -------------------------------------].

     YOUR SUBSCRIPTION CERTIFICATE OR INTERNATIONAL HOLDER SUBSCRIPTION FORM
MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATE MUST BE COMPLIED WITH AND PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT.
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                                                                               3

     THE ISSUANCE OF SHARES UPON THE EXERCISE OF RIGHTS IS CONDITIONED UPON THE CONSUMMATION OF THE SPIN-OFF, THE MERGER AND THE TRANSACTIONS CONTEMPLATED BY THE LESSEE-MANAGER ACQUISITION AGREEMENT. THE COMPANY ALSO RESERVES THE RIGHT, AT ITS SOLE OPTION, TO CANCEL THE RIGHTS OFFERING IF THE SUBSCRIPTION PRICE IS LESS THAN [-----]. IF THE RIGHTS OFFERING IS CANCELED, THE SUBSCRIPTION PRICE WILL BE RETURNED TO YOU WITHOUT INTEREST OR DEDUCTION.

1.  CLOSING; CONDITIONS; DELIVERIES; ETC.

     (a) If the Closing Conditions referred to in paragraph 1(b) are satisfied, the Company will so notify the Subscription Agent, and the closing of the sale of the Common Stock upon exercise of the Rights (the "Closing") will take place as soon as practicable after the fourth business day following the Expiration Date (the "Closing Date"). At the Closing, the Subscription Agent shall pay, by wire transfer, certified or bank check or other method acceptable to the Company, the amount of all funds received by the Subscription Agent in payment of the Subscription Price for Underlying Shares subscribed for pursuant to the Subscription Privilege. The Company shall deliver, or arrange to have delivered, at the Closing the number of shares of Common Stock as are properly subscribed for pursuant to the Rights Offering. As soon as practicable after the Closing, the Subscription Agent shall send to each exercising Rightholder, in the case of domestic Rightholders, at the address shown on the face of their respective Subscription Certificates or in accordance with instructions to the contrary on Form 3 of their respective Subscription Certificates and, in the case of international Rightholders or Rightholders with APO or FPO addresses, at the address shown on the records of the Company, (i) certificates representing shares of Common Stock purchased pursuant to the Subscription Privilege and (ii) excess funds, if any, received in payment of the Subscription Price and cash payable, if any, at the Company's option in lieu of fractional shares of Common Stock otherwise issuable in respect of fractional Rights exercised by Rightholders.

     (b) The issuance of shares of Common Stock purchased upon the exercise of Rights is conditioned upon consummation of (i) the Spin-Off, (ii) the Merger and
(iii) the transactions contemplated by the Lessee-Manager Acquisition Agreement, in each case as described in more detail in the Prospectus (collectively, the "Transaction Conditions"), and the Company has expressly reserved the right, at its sole option, to cancel the Rights Offering if the Subscription Price is less than [------] (the "Pricing Condition," and, together with the Transaction Conditions, the "Closing Conditions"). If the Transaction Conditions are not satisfied, or if the Company, at its sole option, chooses to invoke the Pricing Condition and to cancel the Rights Offering, the Company will so notify the Subscription Agent, and the Subscription Agent will send to you at the address referred to in paragraph 1(a), the aggregate Subscription Price delivered by you for the exercise of Rights, without interest or deduction, as soon as practicable thereafter.

2.  DIRECT EXERCISE OF SUBSCRIPTION PRIVILEGE

     To exercise Rights directly, complete Form 1 of the Subscription Certificate and send your properly completed and executed Subscription Certificate or, for Rightholders outside the United States or with APO or FPO addresses, complete an International Holder Subscription Form and send it, together with payment in full of the Subscription Price for all shares subscribed for pursuant to the Subscription Privilege (including any fractions of shares), to the Subscription Agent. An International Holder Subscription Form, but not a Subscription Certificate, may be sent by telecopy to the
          ---
Subscription Agent at the number provided below. Payment of the Subscription Price must be made in U.S. dollars for all shares being subscribed for (a) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to [--------------------------], as Subscription Agent, or
(b) by wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at [----------------------------]. Any wire transfer of funds should clearly indicate the identity of the Rightholder on whose behalf the Subscription Price is being paid. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order or (iii) the receipt of good funds in the Subscription Agent's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take up to five business days to clear. Accordingly, Rightholders who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds. You may also transfer your Subscription Certificate to your bank or broker in accordance with the procedures specified in paragraph 3, by making arrangements with such bank or broker for the delivery of funds on your behalf and requesting such bank or broker to exercise the Subscription Certificate on your behalf. Alternatively, you may cause a written guarantee substantially in the form of EXHIBIT A to these instructions (the "Notice of Guaranteed Delivery") from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or from a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being an "Eligible Institution"), to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. Such Notice of Guaranteed Delivery must state your name, the number of Rights represented by your Subscription Certificate and the number of Rights being exercised pursuant to the Subscription Privilege, and will guarantee the delivery to the Subscription Agent of your properly completed and executed Subscription Certificate within three Trading Days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificate must be received by the Subscription Agent within three Trading Days following the date of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below.

     The address, telephone and telecopier numbers of the Subscription Agent are as follows:

If By Mail:


If By Hand:


If By Overnight Courier or Telecopier:

Telephone and Telecopier Numbers:
Telephone:
Telecopier:

     If you exercise less than all of the Rights evidenced by your Subscription Certificate by so indicating in Form 1 of your Subscription Certificate, the Subscription Agent will issue you a new Subscription Certificate evidencing the unexercised Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive such new Subscription Certificate in sufficient time to permit you to exercise the Rights evidenced thereby. International Rightholders or Rightholders with APO or FPO addresses who exercise less than all of their Rights will not receive a Subscription Certificate evidencing their remaining Rights. If the amount enclosed or transmitted is not sufficient to pay the Subscription Price for all shares that are stated to be subscribed for, or if the number of shares being subscribed for is not specified, the number of shares subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the Subscription Price for all shares purchased pursuant to the Subscription Privilege (the "Subscription Excess"), the Subscription Excess will be returned without interest or deduction.

3.  EXERCISE OF RIGHTS THROUGH BANK OR BROKER

     To exercise the Rights evidenced by a Subscription Certificate through your bank or broker, so indicate on Form 2 and deliver your properly completed and executed Subscription Certificate to your bank or broker. Your Subscription Certificate should be delivered to your bank or broker in ample time for it to be exercised. If Form 2 is completed without designating a bank or broker, the Subscription Agent shall be entitled thereafter to treat the bearer of the Subscription Certificate as the absolute owner of all of the Rights evidenced by such Subscription Certificate for all purposes, and the Subscription Agent shall not be affected by any notice to the contrary. Because your bank or broker cannot issue Subscription Certificates, if you wish to exercise less than all of the Rights evidenced by the Subscription Certificate, either you or your bank or broker must instruct the Subscription Agent as to the action to be taken with respect to the Rights not exercised, or you or your bank or broker must first have your Subscription Certificate divided into Subscription Certificates of appropriate denominations by following the instructions in paragraph 5 of these instructions. The Subscription Certificates evidencing the number of Rights you intend to exercise can then be exercised by your bank or broker in accordance with the instructions in this paragraph 3.

4.  DELIVERY THROUGH THE DEPOSITORY TRUST COMPANY

     In the case of Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Subscription Privilege may be effected by instructing DTC to transfer Rights (such Rights being "DTC Exercised Rights") from the DTC account of such Rightholder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for all shares subscribed for pursuant to the Subscription Privilege.

5.  SUBDIVIDING A SUBSCRIPTION CERTIFICATE

     Send your Subscription Certificate, together with complete separate instructions (including specification of the denominations into which you wish your Rights to be divided) signed by you, to the Subscription Agent, allowing a sufficient time for new Subscription Certificates to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. Your signature must be guaranteed by an Eligible Institution if any of the new Subscription Certificates are to be issued in a name other than that in which the old Subscription Certificate was issued. Subscription Certificates may not be divided into fractional Rights, and any instruction to do so will be rejected. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Certificates in time to enable the Rightholder to complete an exercise by the Expiration Date. Neither the Company nor the Subscription Agent will be liable for any such delays.

6.  EXECUTION

(a)  Execution by Registered Rightholder

     The signature on the Subscription Certificate or the International Holder Subscription Form must correspond with the name of the registered Rightholder exactly as it appears on the face of the Subscription Certificate or, in the case of international Rightholders or Rightholders with APO or FPO addresses, the name of the registered Rightholder as shown on the records of the Company, without any alteration or change whatsoever. Persons who sign the Subscription Certificate or the International Holder Subscription Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

(b)  Execution by Person Other than Registered Rightholder

     If the Subscription Certificate or the International Holder Subscription Form is executed by a person other than the Rightholder named on the face of the Subscription Certificate or shown on the records of the Company, as the case may be, proper evidence of authority of the person executing the Subscription Certificate or the International Holder Subscription Form must accompany the same unless the Subscription Agent dispenses with proof of authority.

(c)  Signature Guarantees

     Your signature must be guaranteed by an Eligible Institution if you specify special payment or delivery instructions pursuant to Form 3.

7.  METHOD OF DELIVERY

     The method of delivery of subscription certificates or International Holder Subscription Forms and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Rightholder, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., New York City time, on the Expiration Date.

8.  FORM W-9

     Each Rightholder who elects to exercise Rights should provide the Subscription Agent with a correct Taxpayer Identification Number ("TIN") on Form W-9, a copy of which is included as EXHIBIT B hereto. Additional copies of Form W-9 may be obtained upon request from the Subscription Agent at the address or by calling the telephone number indicated above. Failure to provide the information on the form may subject such Rightholder to federal income tax withholding with respect to dividends that may be paid by the Company on shares of Common Stock purchased upon the exercise of Rights (for those Rightholders exercising Rights), or funds to be remitted in respect of fractional Rights for which the Company elects to pay cash in lieu of issuing fractional shares of Common Stock.

                                                                       EXHIBIT A
                                                                 TO INSTRUCTIONS

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                           SUBSCRIPTION CERTIFICATES
                                   ISSUED BY
                        MERISTAR HOTELS & RESORTS, INC.

     This form, or one substantially equivalent hereto, must be used to exercise Rights in connection with the Rights Offering described in the Prospectus dated [----------], 1998 (the "Prospectus") of MeriStar Hotels & Resorts, Inc., a Delaware corporation (the "Company"), if a Rightholder cannot deliver the Subscription Certificate(s) evidencing the Rights (the "Subscription Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., New York City time, on the Expiration Date referred to in the Prospectus. Such form must be delivered by hand or sent by facsimile transmission or mailed to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "The Rights Offering" in the Prospectus. Payment of the Subscription Price for all shares of Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                           The Subscription Agent is:


                              General Information:


  By Mail:                      Facsimile Transmission:                    By
                                     Hand:



          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

                                 GUARANTEE OF DELIVERY
                  (NOT TO BE USED FOR SUBSCRIPTION CERTIFICATE
                              SIGNATURE GUARANTEE)

          The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificate representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three Trading Days after the date hereof.


Dated: ________________, 1998


________________________
(Name of Firm)

________________________
________________________
________________________
________________________
________________________
(Address)

________________________
(Authorized Signature)

________________________
(Telephone Number)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the Rightholder of Subscription Certificate(s) representing ________ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for shares of Common Stock with respect to the Rights and/or fractions thereof represented by such Subscription Certificate. The undersigned understands that payment of the Subscription Price for all shares of Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of $_______, either (check appropriate box):

[   ] is being delivered to the Subscription Agent herewith;

or

[   ] has been delivered separately to the Subscription Agent; and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

[   ]  wire transfer of funds

Name of transferor institution:_____________________________
Date of transfer:_________________________________________
Confirmation number (if available):_________________________

[   ]  uncertified check

(Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rightholders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

[   ]  certified check

[   ]  bank draft (cashier's check)

[   ]  money order

Name of maker:_________________________
Date of check, draft or money order:_______________________
Check, draft or money order number:______________________
Bank on which check is drawn or issuer of money order:_______________________

Signature(s):  _________________________________
               Name:
               _________________________________
               Name:

               _________________________________
               Name:
               _________________________________
               Name:

Address:       _________________________________
               _________________________________
               _________________________________
               _________________________________
               _________________________________
               _________________________________

Telephone:     (___)_______________

Subscription Certificate Numbers:____________________________
                                 ____________________________
                                 ____________________________
                                 ____________________________

                                                                       EXHIBIT B
                                                                 TO INSTRUCTIONS
                           IMPORTANT TAX INFORMATION

          Under the federal income tax law, (i) dividend payments that may be made by the Company on shares of Common Stock issued upon the exercise of Rights, and (ii) payments to be remitted in respect of fractional Rights for which the Company elects to pay cash in lieu of issuing fractional shares of Common Stock, may be subject to backup withholding, and each Rightholder who exercises Rights should provide the Subscription Agent (as the Company's agent, in respect of exercised Rights) with such Rightholder's correct taxpayer identification number on Form W-9 below. If such Rightholder is an individual, the taxpayer identification number is his social security number. If the Subscription Agent, [which is also the transfer agent for the Company], is not provided with the correct taxpayer identification number in connection with such payments, the Rightholder may be subject to a penalty imposed by the Internal Revenue Service.

          Certain Rightholders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that Rightholder must submit a statement, signed under the penalties of perjury, attesting to that individual's exempt status. Such statements can be obtained from the Subscription Agent. See the Specific Instructions on Form W-9 for additional instructions and information.

          If backup withholding applies, the Company or the Subscription Agent, as the case may be, will be required to withhold [31 percent] of any such payments made to the Rightholder. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like other withheld amounts, as an advance payment of the person's tax liability. If withholding results in an overpayment of taxes, a refund may be obtained.

PURPOSE OF FORM

          To prevent backup withholding, the Rightholder is required to notify the Subscription Agent of his correct taxpayer identification number by completing the form below certifying that the taxpayer identification number provided on Form W-9 is correct or that such Rightholder is awaiting a taxpayer identification number.

WHAT NUMBER TO GIVE THE SUBSCRIPTION AGENT

          The Rightholder is required to give the Subscription Agent the social security number or employer identification number of the record owner of the Rights. If the

Rights are in more than one name or are not in the name of the actual owner, consult the Specific Instructions on Form W-9 for additional guidance on which number to report.